UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 17, 2019

NELNET, INC.
(Exact name of registrant as specified in its charter)

Nebraska	001-31924	84-0748903
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

121 South 13th Street, Suite 100 Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code (402) 458-2370
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $0.01 per Share	NNI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                    [ ]

Item 8.01 Other Events.

On June 17, 2019, Nelnet, Inc. (the “Company”) repurchased, in a privately negotiated transaction under the Company’s existing stock repurchase program, a total of 180,000 shares of the Company’s Class A common stock (the “Repurchased Shares”) from Shelby J. Butterfield, the widow of Stephen F. Butterfield, the Company’s former Vice-Chairman and a significant shareholder who passed away in April 2018, and the Butterfield Family Trust, an estate planning trust for the family of Mr. Butterfield. The shares were repurchased at a discount to the closing market price of the Company's Class A common stock as of June 17, 2019, and the transaction was separately approved by the Company’s Board of Directors. Immediately prior to the Company’s repurchase of the Repurchased Shares, the Repurchased Shares were shares of the Company’s Class B common stock that Ms. Butterfield and the Butterfield Family Trust converted to shares of Class A common stock. Subsequent to this repurchase, 4.8 million shares of Class A common stock remain authorized for repurchase under the Company's existing stock repurchase program.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 17, 2019
NELNET, INC.
By: /s/ JAMES D. KRUGER

Name:	James D. Kruger

Title:	Chief Financial Officer